Exhibit (g)(1)(xvi)

THIRD AMENDMENT AGREEMENT

Amending the terms of the

Supplement to the Custody Agreement

Hong Kong – China – Connect Service

This Amendment Agreement, made as of April 29, 2020, is made by and between Baillie Gifford Funds, a Massachusetts business trust (“BG Funds”) and The Bank of New York Mellon (“BNYM”).

WITNESSETH:

BG Funds and BNYM entered into a Supplement to the Custody Agreement, Hong Kong – China – Connect Service on April 25, 2019, as amended (the “Supplement”).

The parties now wish to amend Appendix A to the Supplement to include a new series of BG Funds, namely Baillie Gifford Japan Growth Fund.  By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Supplement as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Supplement as follows:

1.             Appendix A

Appendix A shall be deleted in its entirety and replaced with the Appendix A annexed hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS	/s/ Julie Paul

Name: Julie Paul Authority: Vice President, Baillie Gifford Funds For and on behalf of Baillie Gifford Funds Separately and not jointly on behalf of each series listed on Appendix A hereto

THE BANK OF NEW YORK MELLON	/s/ Robert Jordan

Name: Robert Jordan

Authority: Director

Appendix A

Client	Service [Both the China Connect Listed Stock and China Connect Bonds]

Baillie Gifford Asia Ex Japan Fund

Baillie Gifford China A Shares Fund

Baillie Gifford Developed EAFE All Cap Fund

Baillie Gifford EAFE Plus All Cap Fund

Baillie Gifford Emerging Markets Equities Fund

Baillie Gifford Global Alpha Equities Fund

Baillie Gifford Global Stewardship Equities Fund

Baillie Gifford International All Cap Fund

Baillie Gifford International Alpha Fund

Baillie Gifford International Concentrated Growth Equities Fund

Baillie Gifford International Growth Fund

Baillie Gifford International Smaller Companies Fund

Baillie Gifford Japan Growth Fund

Baillie Gifford Long Term Global Growth Fund

Baillie Gifford Multi Asset Fund

Baillie Gifford Positive Change Equities Fund

Baillie Gifford U.S. Equity Growth Fund